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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 7.01    REGULATION FD DISCLOSURE

On April 12, 2011, Nortek, Inc. (“Nortek” or the “Company”) publicly announced that it is commencing a tender offer to purchase any and all of its outstanding $753,333,333 in aggregate principal amount of 11% Senior Secured Notes due 2013 (the “11% Notes”) through a cash tender offer (the “Tender Offer”). If the Tender Offer is consummated, the Company expects to incur debt retirement costs in the second quarter of 2011 related to debt redemption premiums and other related expenses with respect to the repurchase of the 11% Notes. The Company is also soliciting the consents of holders of the 11% Notes to certain proposed amendments to the indenture governing the 11% Notes (the “Consent Solicitation”). A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This information is being furnished under Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

The Company expects to enter into a new $350.0 million senior secured term loan facility maturing in 2017 (the “Term Loan Facility”). The Company will continue to have access to its current $300.0 million revolving credit facility due in 2015. The Company intends to use the borrowings from the Term Loan Facility to finance a portion of the repurchase of the 11% Notes pursuant to the Tender Offer.

The purpose of the Tender Offer is to acquire all of the outstanding 11% Notes. The primary purpose of the Consent Solicitation and the proposed amendments to the indenture is to substantially eliminate all of the restrictive covenants and certain events of default from the indenture, and to provide for a shorter notice period required in connection with a voluntary redemption.

The Tender Offer will expire at 12:01 a.m. New York City time on May 10, 2011, unless extended or earlier terminated (the “Expiration Date”). Under the terms of the Tender Offer, holders of the 11% Notes who validly tender their 11% Notes and consents prior to 5:00 p.m. New York City time on April 25, 2011, such time and date which may be extended (the “Consent Date”) and do not validly withdraw their 11% Notes and consents prior to 5:00 p.m. New York City time on April 25, 2011, such time and date which may be extended (the “Withdrawal Deadline”), will receive the total consideration of $1,052.50 per $1,000 principal amount of 11% Notes tendered, which is equal to the “tender consideration” of $1,022.50 plus the “consent payment” of $30.00. Holders of the 11% Notes who validly tender and do not validly withdraw their 11% Notes and consents after the Consent Date, but prior to the Expiration Date, will receive the tender consideration, but not the consent payment. In both cases, holders whose 11% Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the 11% Notes to, but not including, the applicable settlement date.

The Company intends to redeem any 11% Notes that remain outstanding after the expiration of the Tender Offer in accordance with the terms of the indenture governing the 11% Notes. Under the terms of the indenture, the Company may redeem, not more than once during any twelve-month period, the 11% Notes at a redemption price equal to 103.0% plus accrued and unpaid interest, provided that the aggregate amount of such redemptions does not exceed $75.0 million. In addition, on or after June 1, 2011, the Company may redeem the 11% Notes in whole or in part at a redemption price equal to 105.0% of the principal amount thereof (declining to 102.5% on June 1, 2012 and further declining to 100.0% on June 1, 2013), plus accrued and unpaid interest. If any of the 11% Notes are not validly tendered and purchased pursuant to the Tender Offer, immediately following the consummation of the Tender Offer the Company intends to redeem those 11% Notes at a redemption price equal to 103.0% (and, to the extent the aggregate principal amount of such Notes exceeds $75.0 million, such excess will be redeemed at 105.0%), plus accrued and unpaid interest. This 8-K does not constitute a notice of redemption under the optional redemption provision of the indenture governing the 11% Notes.

The Tender Offer is contingent upon the satisfaction of certain conditions, including (a) the receipt by the Company of at least $500.0 million in gross proceeds from a capital markets transaction, (b) the Company's entry into the Term Loan Facility, (c) the receipt of requisite consents in order to adopt the proposed amendments to the indenture governing the 11% Notes, (d) the execution of an amendment to the Company's asset-based revolving credit facility permitting the refinancing and (e) the execution of a supplemental indenture to the indenture governing the 11% Notes implementing the proposed amendments. If any of these conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered 11% Notes and may even terminate the Tender Offer. Full details of the terms and conditions of the Tender Offer and the Consent Solicitation are included in the Company's Offer to Purchase and Consent Solicitation Statement, dated April 12, 2011.
The information included in this Item 7.01 and in Exhibit 99.1 hereto contains forward-looking statements. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, prices, and product and warranty liability claims. Readers are urged to carefully review and consider the various disclosures made by the Company in its Annual Report on Form 10-K, filed with the SEC on March 31, 2011.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

99.1    Press release, dated April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: April 12, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated April 12, 2011.